MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

MOBBQUEST INC.

We consent to the inclusion in this registration statement on Form S-1 (Amendment No. 2) of our report dated January 21, 2026 with respect to the financial statements of MOBBQUEST INC. as of November 30, 2025 and the related statements of operations, shareholders’ deficit and cash flows for the period from July 16, 2025 (inception) through November 30, 2025.

Michael Gillespie & Associates, PLLC

Vancouver, Washington

July 29, 2026

/s/ Michael Gillespie & Associates, PLLC